KLA-TENCOR CORPORATION

AMENDED AND RESTATED 1997 EMPLOYEE STOCK PURCHASE PLAN

(as amended and restated as of November 17, 1998
and as subsequently amended to date (November 4, 2009))

The following constitute the provisions of the 1997 Employee Stock Purchase Plan, as amended (the "Plan"), of KLA-Tencor Corporation (the "Company"). Certain definitions of terms used in the Plan are provided in Section 2 below. This amended and restated version of the Plan, approved by the Company's Board of Directors on November 4, 2009, is effective for Offering Periods commencing on or after January 1, 2010.

1. PURPOSE

The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions (or other methods, to the extent permitted by the Board pursuant to Section 6(a) below). It is the Company's intention that the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. The Plan will also be extended to Employees of foreign Subsidiaries subject to adjustments, in the sole discretion of the Board of Directors, to take into account the requirements of the local laws associated with the particular Subsidiary. These local requirements may not provide the same favorable tax consequences as are available to participants in the United States.

2. DEFINITIONS

          "BOARD" shall mean the Board of Directors of the Company.
          "CODE" shall mean the Internal Revenue Code of 1986, as amended.
          "COMMON STOCK" shall mean the Common Stock, $.001 par value, of the Company.
          "COMPANY" shall mean KLA-Tencor Corporation, a Delaware corporation.
          "COMPENSATION" shall mean all amounts includable as "wages" subject to tax under Section 3101(a) of the Code without applying the dollar limitation of Section 3121(a) of the Code. Accordingly, Compensation shall include, without limitation, salaries, commissions, bonuses and overtime. Compensation shall not include reimbursements of expenses, allowances, or any amount deemed received without the actual transfer of cash or any Company contributions or payments to any trust, fund, or plan to provide retirement, pension, profit sharing, health, welfare, death, insurance or similar benefits to or on behalf of such Participant or any other payments not specifically referenced above, except to the extent that the inclusion of any such item with respect to all Participants on a nondiscriminatory basis is specifically approved by the Board.
          "CONTINUOUS STATUS AS AN EMPLOYEE" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than ninety (90) days or re-employment upon the expiration of such leave is guaranteed by contract or statute.
          "DESIGNATED SUBSIDIARIES" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.
          "EMPLOYEE" shall mean any person, including an officer, who is customarily employed for at least 20 hours per week and more than five months in a calendar year by the Company or one of its Designated Subsidiaries.
          "ENROLLMENT DATE" shall mean the first day of each Offering Period.
          "EXERCISE DATE" shall mean (i) June 30 of each year for each Offering Period that commences on January 1 and (ii) December 31 of each year for each Offering Period that commences on July 1.
          "OFFERING PERIOD" shall mean a period of six (6) months commencing on January 1 and July 1 of each year during which an option granted pursuant to the Plan may be exercised.
          "PLAN" shall mean this 1997 Employee Stock Purchase Plan.
          "SUBSIDIARY" shall mean a corporation, domestic or foreign, of which not less than fifty percent (50%) of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3. ELIGIBILITY

          Any Employee who shall be employed by the Company or one of its Designated Subsidiaries on a given Enrollment Date and who has been so employed for at least 30 consecutive days immediately prior to such date shall be eligible to participate in the Plan, subject to limitations imposed by Section 423(b) of the Code or other applicable local law. The Board, in its discretion, from time to time, may, prior to an Enrollment Date for all options to be granted on such Enrollment Date, determine (on a uniform and nondiscriminatory basis) the Employees who will or will not be eligible to participate in the Plan consistent with Section 423(b)(4) of the Code.
          Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, or (ii) which permits such Employee's rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds US$25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. OFFERING PERIODS

The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on January 1 and July 1 of each year, or as otherwise determined by the Board, until the Plan is terminated in accordance with Section 19 hereof. The Board shall have the power to change the duration of Offering Periods, not to exceed twenty-seven (27) months, with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

5. PARTICIPATION

          An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions on the form provided by the Company and filing it with the Company's Plan administrator (or its designate) during the open enrollment period prior to the applicable Enrollment Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period.
          Payroll deductions for a participant shall commence on the first payroll date following the Enrollment Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10.

6. PAYROLL DEDUCTIONS

          At the time a participant files his subscription agreement, he shall elect to have payroll deductions made on each pay date during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he receives on each pay date during the Offering Period, and the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of his aggregate Compensation during said Offering Period. If the Board determines that payroll deductions are not feasible in a particular country outside the United States, the Board may permit an eligible participant to participate in the Plan by an alternative means, such as by check; however, the rate of contributions may not exceed any whole number percentage (as determined by the Board) of the participant's aggregate Compensation up to ten percent (10%) (or such greater percentage, as specified by the Board) to apply to an Offering Period.
          All payroll deductions made by a participant shall be credited to his account under the Plan. A participant may not make any additional payments into such account, except as provided under Section 6(a).
          The deduction rate so authorized shall continue in effect for the entire Offering Period, unless the participant shall reduce such rate by filing the appropriate form with the Plan Administrator (or its designate). The reduced rate shall become effective as soon as practicable following the filing of such form.
          Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, the Company may automatically decrease a participant's payroll deductions to zero percent (0%) at such time during any Offering Period which is scheduled to end during the current calendar year. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

7. GRANT OF OPTION

          On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the applicable Exercise Date for the Offering Period (at the per share option price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated during such Offering Period by eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower, provided that the number of shares subject to the option shall not exceed two hundred percent (200%) of the number of shares determined by dividing ten percent (10%) of the Employee's Compensation over the Offering Period by eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Enrollment Date, subject to the limitations set forth in Sections 3(b) and 12 hereof. The Board may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company's Common Stock that an eligible Employee may purchase during each Offering Period. Fair market value of a share of the Company's Common Stock shall be determined as provided in Section 7(b) herein.
          The option price per share of the shares offered in a given Offering Period shall be the lower of: (i) eighty-five percent (85%) of the fair market value of a share of the Common Stock of the Company on the Enrollment Date; or (ii) eighty-five percent (85%) of the fair market value of a share of the Common Stock of the Company on the applicable Exercise Date. The option price per share may be determined for subsequent Offering Periods by the Board subject to compliance with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule) or pursuant to Section 19. The fair market value of the Company's Common Stock on a given date shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per share shall be the closing price of the Common Stock for such date, as reported by the Nasdaq National Market. If a closing price is not available for an Enrollment Date or an Exercise Date, the fair market value of a share of the Common Stock of the Company on such date shall be the fair market value of a share of the Common Stock of the Company on the last business day prior to such date.

8. EXERCISE OF OPTION

Unless a participant withdraws from the Plan as provided in Section 10, his option for the purchase of shares will be exercised automatically on each Exercise Date, and the maximum number of full shares subject to his option will be purchased for him at the applicable option price with the accumulated payroll deductions in his account. During his lifetime, a participant's option to purchase shares hereunder is exercisable only by him. Any amount remaining in the participant's account after an Exercise Date shall be refunded to the participant.

9. DELIVERY

As promptly as practicable after each Exercise Date, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares (or electronic delivery of such shares) purchased upon exercise of his option.

10. WITHDRAWAL; TERMINATION OF EMPLOYMENT

          A participant may withdraw all but not less than all of the payroll deductions credited to his account under the Plan at any time by giving written notice to the Company. All of the participant's payroll deductions credited to his account will be paid to him as soon as practicable after receipt of his notice of withdrawal and his participation in the Plan will be automatically terminated, and no further payroll deductions for the purchase of shares will be made. Payroll deductions will not resume on behalf of a participant who has withdrawn from the Plan unless written notice is delivered to the Company within the open enrollment period preceding the commencement of an Offering Period directing the Company to resume payroll deductions.
          Upon termination of the participant's Continuous Status as an Employee prior to the Exercise Date of an Offering Period for any reason, including retirement or death, the payroll deductions credited to the participant's account will be returned to the participant or, in the case of death, to the person or persons entitled thereto under Section 14, and such participant's option will be automatically terminated.
          If an Employee fails to maintain Continuous Status as an Employee for at least 20 hours per week during an Offering Period in which the Employee is a participant, he will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his account will be returned to him and his option terminated.
          A participant's withdrawal from an Offering Period will not have any effect upon his eligibility to participate in a succeeding Offering Period or in any similar plan which may hereafter be adopted by the Company.

11. INTEREST

No interest shall accrue on the payroll deductions of a participant in the Plan.

12. STOCK

          Subject to adjustment as provided in Section 18, the maximum aggregate number of shares of the Company's Common Stock which shall be made available for sale under the Plan as of November 17, 1998 shall be 1,200,000, increased on the first day of each fiscal year of the Company beginning on and after July 1, 1999 by a number of shares of the Company's Common Stock equal to the lesser of (i) 2,000,000 shares, or (ii) the number of shares which the Company estimates (based on the previous 12-month period) it will be required to issue under the Plan during the forthcoming fiscal year. Subject to adjustment as provided in Section 18, shares issuable under the Plan shall consist of authorized but unissued or reacquired shares of the Company's Common Stock or any combination thereof. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available, the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.
          The participant will have no interest or voting right in shares covered by his option until such option has been exercised.
          Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

13. ADMINISTRATION

The Plan shall be administered by the Board of Directors of the Company or a committee appointed by the Board. The Board may delegate routine matters to management. The administration, interpretation or application of the Plan by the Board, its committee or their respective delegates shall be final, conclusive and binding upon all participants.

Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

          Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.
          If a committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the committee.

14. DESIGNATION OF BENEFICIARY (FOR EMPLOYEES IN THE UNITED STATES ONLY)

The provisions of this Section 14 apply only to participants in the United States:
          A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of the Offering Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the exercise of the option.
          Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. TRANSFERABILITY

Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

16. USE OF FUNDS

All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions (unless otherwise required by local law).

17. REPORTS

Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees semi-annually promptly following each Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the refunds, if any.

18. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised (including the increase set forth in Section 12 hereof) and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the

"Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another entity, the Board, in its sole discretion, may provide that (i) each option under the Plan shall be assumed, (ii) an equivalent option shall be substituted by such successor entity or a parent or subsidiary of such successor entity, or in lieu of such assumption or substitution, that the participant shall have the right to exercise the option, including shares as to which the option would not otherwise be exercisable, or (iii) the Plan shall terminate and a shortened Offering Period will take place with a purchase occurring on a date determined by the Board or a participant's contributions returned.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, if the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or decreases of the shares of its outstanding Common Stock, and if the Company is being consolidated with or merged into any other corporation.

19. AMENDMENT OR TERMINATION

The Board may at any time terminate or amend the Plan. No such termination can affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant, nor may an amendment be made without prior approval of the stockholders of the Company if such amendment is required by law or otherwise to be approved by the stockholders.

Amendments to the Code which impact the Plan shall be automatically implemented without further action by the Board unless such amendments require independent action by either the Board or the stockholders.

In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences to the Company, the Board may in any manner it determines, in its sole discretion, and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to altering the purchase price for any Offering Period including an Offering Period underway at the time of the change in purchase price. Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

20. NOTICES

All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. STOCKHOLDER APPROVAL

Continuance of the Plan shall be subject to approval by the stockholders of the Company within 12 months before or after the date the Plan is adopted. If such stockholder approval is obtained at a duly held stockholders meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon, which approval shall be:

(a) (i) solicited substantially in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Act") and the rules and regulations promulgated thereunder, or

(ii) solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under Section 14(a) of the Act at the time such information is furnished; and

(b) obtained at or prior to the first annual meeting of stockholders held subsequent to the first registration of Common Stock under Section 12 of the Act.

In the case of approval by written consent, it must be obtained by the unanimous written consent of all stockholders of the Company.

22. CONDITIONS UPON ISSUANCE OF SHARES

Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. RULES FOR FOREIGN JURISDICTIONS

Notwithstanding any provision to the contrary in this Plan, the Board may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Board is specifically authorized to adopt rules and procedures regarding the definition of Compensation, handling of payroll deductions, making of contributions to the Plan in forms other than payroll deductions, establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, withholding procedures and delivery of shares which vary with local requirements.